                                 Exhibit 8(b)(3)
                   Third Amendment to Participation Agreement

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT

Western Reserve Life Assurance Co. of Ohio, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated June 14, 1999, as amended, by doing the following:

       The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective the 1/st/ day of September, 2003.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO


By:    /s/ Priscilla I. Hechler
       -----------------------------------
Name:  Priscilla I. Hechler
Title: Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND II

By:    /s/ Maria Dwyer
       -----------------------------------
       Maria Dwyer
       Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:    /s/ Don Holborn
       -----------------------------------
       Don Holborn
       Executive Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and                                  Policy Form Numbers of Contracts
Date Established by Board of Directors                        Funded By Separate Account
--------------------------------------                        --------------------------

WRL Series Life Account (est. July 16, 1985)
-------------------------------------------

Product:                                                      Form Number:
WRL Freedom Equity Protector (FEP)                            VLB.01.07.89
WRL Freedom Financial Builder (FFB)                           VL03
WRL Freedom Elite                                             VL90
WRL Freedom SP Plus                                           VLS.03-02.90
WRL Freedom Wealth Protector                                  JLS01
WRL Xcelerator                                                VL07

WRL Series Annuity Account (est. April 12, 1988)
------------------------------------------------

Product:                                                      Form Number:
WRL Freedom Attainer                                          VA00010 w/Schedule Page VA00010-A
WRL Freedom Bellwether                                        VA00010 w/ Schedule Page VA00010-B
WRL Freedom Conqueror                                         VA00010 w/ Schedule Page VA00010-C
WRL Freedom Variable Annuity                                  VA.02.06.88
WRL Freedom Wealth Creator                                    VA16
WRL Freedom Enhancer                                          VA25
WRL Freedom Premier                                           WL18
WRL Freedom Access                                            WL17

Separate Account VA U (est. August 4, 2003)
-------------------------------------------

Product:                                                      Form Number:
WRL Freedom Navigator                                         AV922 101 177 703